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                                                                   Exhibit 10.57

                             MANAGEMENT AGREEMENT
                             --------------------

     This Agreement, dated this 1st day of January, 1996 ("Agreement") by and between PLY Stadium Partners, Inc. ("PLY"), a Nevada Corporation and Polyphase Corporation ("Polyphase"), a Nevada Corporation.


                                    RECITALS

     WHEREAS, PLY is engaged in the construction and development of an all purpose stadium facility in Las Vegas, Nevada, hereinafter referred to as the "Project".

     WHEREAS, PLY desires to retain the services of Polyphase to manage the construction and the operation of the Project.

     THEREFORE, in consideration of the Premises and other good and valuable consideration, the parties hereby agree as follows:


                                      I.

                             TERM AND TERMINATION
                             --------------------

     1.01 This Agreement is effective beginning the first (1st) day of January, 1996, and will continue in effect for a period of ten (10) years thereafter.

     1.02 In the event Paul Tanner ceases to be Chief Executive Officer of Polyphase then PLY, at its option, may terminate this Agreement upon ninety
(90) days written notice thereof.


                                      II.

                            SERVICES TO BE RENDERED
                            -----------------------

     2.01  Construction Phase.  Polyphase will cause the Project to be
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constructed, in accordance with the plans and instructions provided by PLY.  The responsibilities of Polyphase include but are not limited to the following:

     a)  Acquisition of construction and permanent financing;

     b)  Retain the services of a qualified architectural firm;

     c)  Retain the services of a qualified construction firm;

     d) Arrange for the acquisition of appropriate land space for the construction and operation of the facility, including adequate parking;

     e) Obtain the necessary permitting required by state, city and county governments;

     f) Contract for all water, gas, electricity, garbage, telephone, television cable and other utilities necessary for the construction of the Project;
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     g)  Comply with all building codes, zoning and licensing requirements and other requirements of federal, state or local authorities having jurisdiction over the Project;

     h) Obtain and maintain insurance on the Project and all furniture, fixtures, and equipment during the construction and operation phases, including but not limited to fire, boiler, elevator, plate glass, worker's compensation, property and liability and other usual insurance for comparable facilities;

     i) Hire and maintain a sales staff and an administrative support staff including accountants, lawyers, secretaries and other employees or independent contractors necessary for the construction and development of the Project;

     j) To perform such other services as PLY may deem necessary to complete the Project.

     2.02  Operation Phase.  Prior to and upon completion of the Project,
           ---------------
Polyphase will manage the operation of the facility including but not limited to the following:

     a)  Employees.  Polyphase will hire, promote and discharge the employees
         ---------
         necessary to efficiently operate the Project and to supervise the employee's performance. Employees hired by Polyphase to manage the Project will be PLY's employees. Employee compensation is an expense of the Project. Polyphase will obtain worker's compensation insurance for the employees as an expense of the Project. Polyphase will comply with all applicable federal, state and local laws regarding the hiring, compensation and working conditions of employees.

     b)  Maintenance.
         -----------

            1. Conduct regular inspections of the Project and all facilities for:

                   (i) Compliance with health and safety standards and building codes.
                   (ii)  Cleanliness.
                   (iii) Good order.

            2. Hire and maintain a staff to clean rooms, lobbies, hallways, stairways, and other facilities in the Project on a regular basis.

            3. Contract for all water, gas, electricity, garbage, telephone, television cable and other utilities necessary for operating the Project.

            4. Contract for the repair of all equipment and fixtures on the Project, including but not limited to specified elevators, furnace, air conditioner, lights, wiring, plumbing, radios, televisions and kitchen equipment.

            5.  Contract for such services.

            6. Comply with all building codes, zoning and licensing requirements and other requirements of federal, state and local authorities having jurisdiction over the Project. Polyphase will notify PLY promptly of all written orders, notices and other communications received by the Manager from any such authority regarding these requirements.
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     c)  Sales and Concessions.
         ---------------------

            1. Advertise and promote for sale executive suites, club seats and tickets for special events.

            2. Arrange for all concession rights.

            3. Contract and organize special events and conventions.

            4. Obtain sponsorships and contract third party advertising within the facility.

            5. Advertise and promote special events, conventions and other facility uses.

     d)  Financial and Legal Services. Polyphase may consult with an attorney or
         ----------------------------
         accountant if needed to comply with this Agreement. Polyphase will refer matters relating to the Project that require legal or accounting services to qualified professionals. Polyphase will select the attorneys and accountants retained to provide the services. The costs of legal and accounting services obtained by Polyphase in its capacity as PLY's agent are an expense of the Project.


                                      III

                   RECORDKEEPING AND REPORTING REQUIREMENTS
                   ----------------------------------------

     3.01      Books and Records.  Polyphase will maintain accurate, complete
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and separate books and records according to generally accepted accounting standards and procedures. The records will show income and expenditures relating to operation of the Project and will be maintained so that individual items and aggregate amounts of accounts payable and accounts receivable, available cash and other assets and liabilities relating to the Project may be readily determined at any time.

     3.02      Monthly Reports.   For each month, Polyphase will furnish to PLY
               ---------------
a detailed statement of all receipts and disbursements. Each monthly statement will be furnished on or before the 15th day of each month covering the previous month activity. The statements must include summaries showing the income and expenses for the quarter and the fiscal year to date and for the same time periods of the preceding fiscal year. These statements must also be supported by canceled checks, vouchers, invoices and similar documentation covering all items of income and expense. But Polyphase is not required to provide copies of these documents as part of the monthly statements.

     3.03      Annual Reports.  For each fiscal year ending during the term of
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this Agreement, Polyphase will arrange for a certified public accountant to prepare an annual financial report based on his or her examination of the books and records maintained by Polyphase. The accountant and Polyphase will certify the report, which will be submitted to PLY within 90 days after the end of the fiscal year. Compensation for the accountant's services is an expense of the Project.

     3.04      Preparing Payroll-Tax Returns.  Polyphase will prepare and file
               -----------------------------
all required payroll-tax returns and other documents, including but not limited to those required under the Federal Insurance Contributions Act and the Federal Unemployment Tax Act and any similar federal, state and local legislation and all withholding-tax returns required for employees of PLY and Polyphase whose work relates to the Project. Taxes paid in connection with these returns are an expense of the Project. In addition, Polyphase will complete and process the following forms on PLY's behalf: business-tax forms, Worker's Compensation forms, health and welfare forms connected with labor-union employees and workers, personal-property declarations and all other forms and reports necessary for operating the Project.
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     3.05      Information Requested by Owner.  Polyphase will furnish any
               ------------------------------
information relating to the financial, physical and operational condition of the Project, including but not limited to occupancy reports, that PLY may request from time to time.

     3.06      Owner's Inspection of Books and Records.  At any reasonable time,
               ---------------------------------------
PLY may inspect the books and records kept by Polyphase relating to the Project, including but not limited to all checks, bills, invoices statements, vouchers, cash receipts, correspondence and all other records dealing with management of the Project. PLY may exercise these rights in person or through PLY's attorney or accountant or other representative.

     3.07      Audit.  At any reasonable time, PLY may have an audit made of all
               -----
account books and records relating to management of the Project.


                                      IV

                          INDEMNITY AND CONTRIBUTION
                          --------------------------

     4.01      Contract Liability.  PLY will indemnify Polyphase for all
               ------------------
contract liability for obligations incurred by Polyphase that Polyphase believed in good faith were authorized by PLY. Polyphase will indemnify PLY for all contract liability for obligations incurred by Polyphase that Polyphase did not believe in good faith were authorized by PLY.

     4.02      Tort and Statutory Liability.  PLY will indemnify Polyphase for
               ----------------------------
all tort or statutory liability related to the Project that is not caused by Polyphase's grossly negligent, reckless or intentional act or omission that arises from an act or omission that Polyphase believed in good faith was authorized by PLY. PLY will indemnify Polyphase for liability arising from Polyphase's negligence related to the Project if Polyphase believed in good faith that PLY authorized Polyphase's act or omission. Polyphase will indemnify PLY for all tort or statutory liabilty related to the Project that is caused by Polyphase's grossly negligent, reckless or intentional act or omission or that arises from an act or omission that Polyphase did not believe in good faith was authorized by PLY.

     4.03      Legal Representation and Fees.  If one party indemnifies the
               -----------------------------
other under any provision of this Agreement, the indemnitor will defend and hold the other harmless and the indemnitor will pay the indemnitee's reasonable attorney's fees and costs.

     4.04      Allocation of Liability When Both Parties are Responsible.  The
               ---------------------------------------------------------
allocation of tort and statutory liability caused by the act or omission of both parties will be determined as provided by law.


                                       V

                                  COMPENSATION
                                  ------------

     As compensation for its services, Polyphase shall be entitled to receive the following fees:

     a) The sum of Two Hundred Fifty Thousand Dollars ($250,000) payable by the fifteenth (15th) day of each month beginning in the month this Agreement becomes effective;

     b)  A commission equal to seven percent (7%) of all revenues;
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     c)  A fee equal to 2% of any debt or equity financing arranged by
         Polyphase;

     d)  Reimbursement of all reasonable expenses.


                                      VI

                              GENERAL PROVISIONS
                              ------------------

     6.01      Mailing and Notice Requirements.  All written notices, consents,
               -------------------------------
reports and other written

communications provided for in this Agreement will be delivered in person or by registered or certified mail, postage prepaid and return receipt requested. A notice or other written communication is considered received on personal delivery, deposit with the telegraph company or expiration of forty-eight (48) hours after deposit in the United States mail. All written communications should be addressed to PLY as follows: 16885 Dallas Parkway, Suite 200, Dallas, Texas 75248, and to Polyphase as follows: 16885 Dallas Parkway, Suite 200, Dallas, Texas 75248. Either party may notify the other of a change of address by using the procedures of this paragraph.

     6.02      Parties Bound.  This Agreement will bind and inure to the benefit
               -------------
of the parties to this Agreement and their respective heirs, executors, administrators, legal representatives, successors and assigns except as this Agreement states otherwise.

     6.03      Time of Essence.  Time is of the essence in this Agreement.
               ---------------

     6.04      Nonwaiver.  No delay or failure to exercise a right under this
               ---------
Agreement nor a partial or single exercise of right under this Agreement will waive that right or any other under this Agreement.

     6.05      Modifying Agreement.  No modification of this Agreement is valid
               -------------------
unless in writing and signed by both parties.

     6.06      Texas Law To Apply.  This Agreement will be construed under Texas
               ------------------
law.

     6.07      Counterparts; One Agreement.  This Agreement and all other copies
               ---------------------------
of it are considered one agreement. This Agreement may be executed concurrently in one or more counterparts, each of which will be considered an original, but all of which together constitute one instrument.

     6.08      Prior Arrangements Superseded.  This Agreement constitutes the
               -----------------------------
parties' sole agreement and supersedes any prior understandings or written or oral agreements between them relating to this subject matter.

     6.09      Legal Construction.  If a court of competent jurisdiction holds
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any one or more of the provisions of this Agreement to be invalid, illegal or unenforceable in any respect, the invalidity, illegality or unenforceability will not affect any other provision of this Agreement, which will be construed as if it had never contained the invalid, illegal or unenforceable provision.

     6.10      Headings.  The headings in this Agreement are for convenience and
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will not enlarge or diminish the effect of the provisions of this Agreement.

     6.11      Specific Performance.  The parties declare that it is impossible
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to measure in money the
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damages that will accrue to a party because of a failure to perform any obligation under this Agreement. If a party institutes any proceeding to enforce this Agreement, specific performance may be sought and obtained for any breach of it. But the heirs, executors, administrators, legal representatives, successors or assigns of either party or PLY or Polyphase will not be entitled to receive specific performance.

     6.12      Attorney's Fees.  If any action at law or in equity, including an
               ---------------
action for declaratory relief, is brought to enforce or interpret this Agreement, the prevailing party is entitled to recover reasonable attorney's fees and costs from the other in addition to any other relief that may be rewarded. The court may award attorney's fees and costs in the trial of the action or in a separate action brought to litigate the issue of attorney's fees and costs.

Polyphase Corporation                        PLY Stadium Partners, Inc.


--------------------------------             --------------------------------
Paul Tanner, President                       Paul Tanner, President